Exhibit 5.1
Vanasco Genelly & Miller
A Partnership of Professional Corporations
33 North LaSalle Street
Suite 2200
Chicago, Illinois 60602
312.786.5100
Facsimile 312.786.5111
March 16, 2006
Reliv International, Inc.
136 Chesterfield Industrial Blvd.
Chesterfield, Missouri 63005
RE: Registration of Securities of Reliv International, Inc.
Ladies and Gentlemen:
     We have acted as counsel for Reliv International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (file number 333-131974) (“Registration Statement”) in connection with the registration under the Securities Act of 1933 of up to 2,300,000 shares of its common stock, $.001 par value (“Securities”) which includes up to 1,200,000 shares to be sold by the Company (“Company Securities”) and up to 1,100,000 to be sold by certain selling stockholders (“Selling Stockholder Securities”).
     In connection with this letter, we have examined a copy of the Registration Statement, the Company’s Certificate of Incorporation, as amended to the date hereof, the Company’s by-laws as amended to the date hereof, certain resolutions of the Company’s board of directors relating to the Registration Statement and such other documents as we have deemed appropriate. We have also relied on representations of officers of the Company.
     Based upon the foregoing, we are of the opinion that these Securities have been duly authorized by all necessary corporate action on the part of the Company, that the Company Securities, upon issuance and sale by the Company in the manner and for the consideration contemplated in the Registration Statement will be validly issued, fully paid and non-assessable and that the Selling Stockholder Securities have been validly issued and are fully paid and non-assessable.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.
Very truly yours,
/s/ VANASCO GENELLY & MILLER
VANASCO GENELLY & MILLER
VGM/GMM/jmb